UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2014

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-33393	94-3306718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

4800 Montgomery Lane, Suite 800, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(240) 497-9024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement

Stock Purchase Amendment and Issuance Agreement

On October 6, 2014, Northwest Biotherapeutics, Inc. entered into a Stock Purchase, Amendment and Issuance Agreement (the “Agreement”) with an existing single institutional investor for the sale of 2,272,727 shares of common stock at a purchase price of $5.05 per share, for a total purchase price of about $11.5 million. In the Agreement, we terminated the investor’s existing contractual over-allotment purchase right to purchase up to $17,045,452.50 worth of shares of our common stock for $7.50 per share at any time prior to April 14, 2015, and we agreed to issue the purchaser a warrant to purchase up to $14,085,250.00 worth of shares at an exercise price of $5.15 per share, or up to $14,085,250 in aggregate, exercisable commencing six months after issuance and with an exercise period of 30 months.

The offering closed on October 9, 2014.

The offering of the 2,272,727 shares was made pursuant to a prospectus supplement filed with the Securities and Exchange Commission and an accompanying prospectus dated February 5, 2013, pursuant to Northwest’s shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission on January 7, 2013 and became effective on February 5, 2013 (File No. 333-185898). The Agreement contains customary representations, warranties, and covenants by us.

Copies of the Agreement, the Amendment to the Engagement Letter and the form of placement agent warrant are attached as Exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference. The foregoing descriptions of these documents are not complete and are qualified in their entirety by reference to Exhibits 4.1, 10.1 and 10.2. A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the validity of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

In connection with the offering, on October 6, 2014, we entered into an agreement with H.C. Wainwright, as placement agent, under which Wainwright will receive fees comprising 7% of the gross proceeds of the offering, and warrants equal to 5% of the shares sold to the investor in the financing. This agreement contains customary indemnification obligations, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties.

A copy of the press release announcing the registered direct offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The warrants described in Item 1.01 above will be issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Warrant.

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

10.1	Form of Stock Purchase Amendment and Issuance Agreement.

10.2	Amendments to the Engagement Letter, dated October 6, 2014, by and among Northwest Biotherapeutics, Inc. and H.C. Wainwright & CO., LLC.

99.1	Press release dated October 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: October 10, 2014	/s/ Linda Powers
Linda Powers, Chief Executive Officer and Chairman